UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2021

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 25, 2021, the Board of Directors (the “Board”) of Gray Television, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from nine to ten members and appointed Sterling A. Spainhour, Jr. to serve as a director. Mr. Spainhour, who satisfies the independence requirements of the NYSE and the Securities and Exchange Commission (the “SEC”) rules, will serve for an initial term to expire concurrently with the terms of the other members of the Board at the Company’s 2021 annual meeting of stockholders, and until his successor is duly elected and qualified. Mr. Spainhour, age 52, is Senior Vice President, General Counsel and Corporate Secretary, and chief compliance officer, for Georgia Power Company, a public utility company that provides electric service to retail customers.

There are no arrangements or understandings between Mr. Spainhour and any other persons pursuant to which Mr. Spainhour was appointed as a director, and Mr. Spainhour is not a party to any transaction with the Company reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933. Mr. Spainhour’s compensation will be consistent with other non-employee members of the Board, which is described in the Company’s Proxy Statement on Schedule 14A filed with the SEC on March 26, 2020, and as may be amended from time to time by the Board.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2021, the Company issued a press release announcing the appointment of Mr. Spainhour to the Board, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information included in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On February 25, 2021, the Company issued a press release announcing that the Board authorized the initiation of a regular quarterly cash dividend of $0.08 per share of its common stock and Class A common stock. The first dividend is payable on March 31, 2021, to shareholders of record at the close of business on March 15, 2021.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.2 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release issued by Gray Television, Inc. – Director Appointment – Sterling A. Spainhour, on February 25, 2021

99.2	Press release issued by Gray Television, Inc. – Dividend, on February 25, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

February 25, 2021	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Executive Vice President and Chief Financial Officer